Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

KADMON HOLDINGS, INC.

ARTICLE I

The name of the corporation is Kadmon Holdings, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.  The name of the registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

A.                                    The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 210,000,000 shares, consisting of: 200,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B.                                    Except as otherwise restricted by this Certificate of Incorporation (this “Certificate”), the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

C.                                    The designations and the powers, preferences and rights and qualifications, limitations or restrictions of the shares of each class of stock are as follows:

1.                                      Common Stock

(a)                                 General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to the rights of the holders of any series of Preferred Stock then outstanding.

(b)                                 Voting.  Except as otherwise provided herein, the holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

2.                                      Preferred Stock.  The shares of Preferred Stock shall initially be undesignated and may be issued from time to time in one or more additional series by the Board of Directors of the Corporation (the “Board of Directors”).  The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly-unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding.  In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

ARTICLE V

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Steven N. Gordon, Esq.	Kadmon Holdings, Inc.
450 East 29th Street
New York, NY 10016
Attention: Steven N. Gordon, Esq.

ARTICLE VI

The Corporation is to have a perpetual existence.

ARTICLE VII

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.                                    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by law or by this Certificate or the bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.                                    The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C.                                    Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.                                    Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

E.                                     The number of directors shall be set at nine (9) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).  All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

F.                                      Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders described in Article VII(G) below) may, except as otherwise required by law, be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

G.                                    Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.  Vacancies in the Board of Directors resulting from such removal may, except as otherwise required by law, be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director.  Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

ARTICLE VIII

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.  Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

ARTICLE IX

All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate in the Board of Directors, are hereby conferred upon the Board of Directors.

ARTICLE X

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws.  Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors).  The stockholders shall also have power to adopt, amend or repeal the Bylaws.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any adoption, amendment or repeal of Bylaws by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in any election of directors, voting together as a single class.

ARTICLE XI

The Corporation reserves the right to amend or repeal any provision contained in this Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, that, notwithstanding any other provision of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but subject to the rights of the holders of any series of Preferred Stock then outstanding and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in any election of directors, voting together as a single class, shall be required to amend or repeal any of the Articles in this Certificate.

ARTICLE XII

To the fullest extent permitted by law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law, this Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XIII

The Corporation elects to be governed by Section 203 of the DGCL (or any successor provision thereto).

THE UNDERSIGNED, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make, file and record this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of July, 2016.

KADMON HOLDINGS, INC.

By:	/s/ Steven N. Gordon
Name:	Steven N. Gordon, Esq.
Title:	Executive Vice President and General Counsel

[Kadmon Holdings, Inc. – Certificate of Incorporation]